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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Pervasive Software Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PERVASIVE SOFTWARE INC.

12365 Riata Trace Parkway, Building B

Austin, Texas 78727

October 8, 2008

TO THE STOCKHOLDERS OF PERVASIVE SOFTWARE INC.

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Pervasive Software Inc. (the “Company”), which will be held at the corporate offices of Pervasive Software Inc., 12365 Riata Trace Parkway, Building B, Austin, Texas 78727, on Tuesday, November 11, 2008 at 9:00 a.m. local time.

Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

It is important that your shares be represented and voted at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Returning the proxy does not deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

Sincerely,

John E. Farr

President, Chief Executive Officer and Director

PERVASIVE SOFTWARE INC.

12365 Riata Trace Parkway, Building B

Austin, Texas 78727

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held November 11, 2008

The Annual Meeting of Stockholders (the “Annual Meeting”) of Pervasive Software Inc. (the “Company”) will be held at the corporate offices of Pervasive Software Inc., 12365 Riata Trace Parkway, Building B, Austin, Texas 78727, on Tuesday, November 11, 2008 at 9:00 a.m. local time for the following purposes:

1.	To elect two directors of the Board of Directors to serve until their three-year term expires or until their successors have been duly elected and qualified;

2.	To ratify the appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending June 30, 2009; and

3.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the attached Proxy Statement.

Only stockholders of record at the close of business on October 1, 2008 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company’s headquarters located at 12365 Riata Trace Parkway, Building B, Austin, Texas, during ordinary business hours for the ten-day period prior to the Annual Meeting.

By Order of the Board of Directors,

Randall G. Jonkers

Secretary

Austin, Texas

October 8, 2008

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

PERVASIVE SOFTWARE INC.

12365 Riata Trace Parkway, Building B

Austin, Texas 78727

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To be held November 11, 2008

These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Pervasive Software Inc., a Delaware corporation (the “Company”), for the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the corporate offices of Pervasive Software Inc., 12365 Riata Trace Parkway, Building B, Austin, Texas 78727, on Tuesday, November 11, 2008 at 9:00 a.m. local time, and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to stockholders on or about October 8, 2008.

PURPOSE OF MEETING

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

VOTING RIGHTS AND SOLICITATION OF PROXIES

The Company’s Common Stock is the only type of security entitled to vote at the Annual Meeting. On October 1, 2008, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 18,966,796 shares of Common Stock outstanding. Each stockholder of record on October 1, 2008 is entitled to one vote for each share of Common Stock held by such stockholder on October 1, 2008. Shares of Common Stock may not be voted cumulatively. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Quorum Required

The Company’s bylaws provide that the holders of a majority of the Company’s Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Votes Required

Proposal 1.    Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. The two nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee’s total. Stockholders may not cumulate votes in the election of directors.

Proposal 2.    Ratification of the appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending June 30, 2009 requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

Proxies

Whether or not you are able to attend the Company’s Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company’s Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the Nominees of the Board of Directors (as set forth in Proposal No. 1), and FOR Proposal No. 2, and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. You may also revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company’s principal executive offices before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

Solicitation of Proxies

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional soliciting material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. The Company may retain the services of a Proxy solicitation service to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners. In addition, the Company may reimburse brokerage houses, fiduciaries and custodians representing beneficial owners of shares for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company currently has authorized seven directors. In accordance with the terms of the Company’s Certificate of Incorporation, the Board of Directors is divided into three classes: Class I, John Farr and David R. Bradford, whose term will expire at the 2010 Annual Meeting; Class II, Shelby H. Carter and Nancy R. Woodward, whose term will expire at the 2008 Annual Meeting; and Class III, David A. Boucher, Jeffrey S. Hawn and Michael E. Hoskins, whose term will expire at the 2009 Annual Meeting. At the 2008 Annual Meeting, two directors will be elected to serve as the Class II directors until the Annual Meeting to be held in 2011 or until their respective successors are elected and qualified. The Board of Directors has selected two nominees as the nominees for Class II. The nominees for the Board of Directors are all currently directors of the Company and are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form for the nominees for directors listed below. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below. Each person nominated for election has agreed to serve if elected, and as of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.

Nominees for Term Ending in 2011

Set forth below is information regarding the nominees, including their ages, the period during which they have served as directors, and information furnished by them as to principal occupations and directorships held by them in corporations whose shares are publicly registered.

Name	Director Since	Age
Shelby H. Carter, Jr.	1996	77
Nancy R. Woodward	1994	51

Mr. Carter has served as a director of the Company since August 1996 and as Chairman of the Board since January 2004. Since January 1986, Mr. Carter has served as a distinguished adjunct professor at the University of Texas Graduate School of Business and College of Business Administration. Mr. Carter has founded several successful high technology companies. Mr. Carter received a B.B.A. from the University of Texas at Austin.

Ms. Woodward is one of our founders and has served as a director since our inception. Ms. Woodward served as Chairman of the Board from inception through June 2002 and has served as Vice Chairman of the Board since July 2002. Ms. Woodward received a B.S. in Computer Science from the University of Michigan.

Set forth below is information regarding the continuing directors of the Company, including their ages, the period in which they have served as directors, and information furnished by them as to principal occupations and directorships held by them in corporations whose shares are publicly registered.

Name	Director Since	Age
David A. Boucher	1995	58
David Bradford	1995	57
John E. Farr	2006	48
Jeffrey S. Hawn	2003	44
Michael E. Hoskins	2003	54

Mr. Boucher has served as one of our directors since October 1995. Mr. Boucher has served as a General Partner of Applied Technology, a venture capital firm, since January 1993. From January 1981 to August 1992, Mr. Boucher served as President and Chief Executive Officer of Interleaf, Inc., an electronic publishing software developer.

Mr. Bradford has served as one of our directors since October 1995. Mr. Bradford currently serves as Senior Vice President, International and General Counsel of Fusion-io, a company that is introducing a new way of thinking about performance-based computer storage. He is also engaged in a number of entrepreneurial endeavors including the launch of several web-related companies. He started www.fundinguniverse.com, www.LinkingUniverse.com and also serves on the Advisory Boards for Greenwala.com, Turbulin.com, Wi5Connect, Sandman Studios, Matchbin.com, WorldDoc.com, and Fugu.com. From April 2005 to June 2006, Mr. Bradford served as a Partner for the law firm of Greenberg Traurig working out of their Orange County California office. From July 2000 to April 2005, Mr. Bradford worked as a consultant to a number of private equity funds, General Counsel to Dynix Corporation, a leading supplier of Library Software and Services, and General Counsel to Utah Governor Jon M. Huntsman’s Transition team. Mr. Bradford served as Senior Vice President, General Counsel of Novell, Inc., a networking software company, from 1985 until July 2000. Mr. Bradford received a B.A. in Political Science and a J.D. from Brigham Young University and an M.B.A. from Pepperdine.

Mr. Farr has served as our President and Chief Executive Officer since January 2006. Previously, Mr. Farr served as our Chief Financial Officer from July 2001 to January 2006, as Vice President, Finance, from October 1998 to July 2001, as Director of Finance from April 1997 to October 1998 and as Controller from November 1994 to April 1997. Prior to joining Pervasive, Mr. Farr served as an auditor and in audit management for KPMG LLP, an international accounting firm, from 1982 to 1994. Mr. Farr received a B.B.A. in Accounting from Southwestern University.

Mr. Hawn has served as one of our directors since February 2003. Mr. Hawn currently serves as Chairman and CEO of Attachmate, a position he assumed in May 2005. He remains an Operating Partner of JMI-Inc., a private equity firm, a role he assumed in April 2004. Previously, he served as Senior Vice President of Operations for BMC Software, Inc., a leading provider of enterprise management solutions from July 2000 to March 2004 and as a partner with McKinsey & Company, a leading management consulting firm from July 1990 to July 2000. Mr. Hawn also serves as a director of Vignette Corporation, a content management software company (NASDAQ: VIGN). Mr. Hawn received a B.S. in Mechanical Engineering from Southern Methodist University and an M.B.A. from the University of Texas at Austin.

Mr. Hoskins has served as our Chief Technology Officer since June 2004 and as General Manager of Integration Products since October 2006 (and previously from December 2003 to June 2004). Mr. Hoskins has also served as a Director since December 2003. Prior to joining Pervasive, Mr. Hoskins served as President and Director of Data Junction Corporation for 15 years. Mr. Hoskins joined Data Junction in 1988 as Vice President of Sales. Mr. Hoskins graduated from the Bowling Green State University with a bachelor of business administration and a major in finance.

Board of Directors Meetings and Committees

During the fiscal year ended June 30, 2008, the Board of Directors held five meetings. For the fiscal year, each of the directors during the term of his or her tenure attended or participated in at least 75% of the aggregate of (i) the total number of meetings or actions by written consent of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which each such director served. The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee.

Audit Committee

During the fiscal year ended June 30, 2008, the Audit Committee of the Board of Directors held nine meetings. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company’s independent accountants, the scope of the annual audits, fees to be paid to the independent accountants, the performance of the Company’s independent accountants and the accounting practices of the Company. The members of the Audit Committee are Mr. Boucher, Mr. Bradford and Mr. Hawn. The Audit Committee Charter is available on our corporate website at www.pervasive.com.

Compensation Committee

During the fiscal year ended June 30, 2008, the Compensation Committee of the Board of Directors held five meetings. The Compensation Committee establishes salaries, incentives and other forms of compensation for officers and other employees of the Company and administers the incentive compensation and benefit plans of the Company. The Compensation Committee has adopted a written charter which is attached and is also available on our corporate website at www.pervasive.com. The members of the Compensation Committee are Ms. Woodward, Mr. Boucher, Mr. Carter and Mr. Hawn.

Nominating Committee

The Nominating Committee selects candidates for open Board of Directors positions among other responsibilities and duties. There are certain minimum qualifications for Board members that Director candidates should possess, including those related to character, judgment, diversity, age, expertise, corporate experience, length of service, and other commitments. Other factors that are considered include meeting applicable independence standards for directors (where independence is required) as defined in Rule 4200 of the NASDAQ Stock Market, Inc. (“NASDAQ”), and absence of conflicts of interest. The Nominating Committee may modify minimum qualifications from time to time, as it deems necessary and/or appropriate. In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Committee also determines whether the nominee must be independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable Securities and Exchange Commission rules and regulations and the advice of counsel, if necessary.

The Nominating Committee identifies, considers, and recommends candidates to fill new positions or vacancies on the Board, and reviews candidates recommended by stockholders. In performing these duties, the Nominating Committee has the authority to retain and terminate any search firm used to identify Board candidates and also has the authority to approve the search firm’s fees and other retention terms.

The Nominating Committee will consider nominees recommended by Company stockholders provided that such recommendations are submitted to the Company not more than 90 days and not less than 60 days prior to the first anniversary of the preceding year’s annual meeting. Such notice must set forth, as to each person whom the stockholder proposes to nominate for election or reelection as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, the name and address of the stockholder as appearing on the Company’s books and of such beneficial owner and the class and number of shares of the Company that are owned beneficially and of record by the stockholder and such beneficial owner. To date, the Company has not received director candidate nominations from its stockholders. However, the Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not. The Nominating Committee consists of Messrs. Carter and Hawn, both of whom are independent under the standards established by the NASDAQ exchange.

The Nominating Committee was created in March 2004. During the fiscal year ended June 30, 2008, the Nominating Committee held two meetings. The Nominating Committee operates under a charter, which is available on our corporate website at www.pervasive.com. All committee members are independent under the standards established by the NASDAQ exchange.

Statement on Corporate Governance

We have reviewed internally and with the Board of Directors the provisions of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”), the rules of the SEC and the NASDAQ’s new corporate governance listing standards regarding corporate governance policies and processes, and we believe that we are in compliance with the rules and listing standards. You can access the charters of our Audit Committee, Compensation Committee and Nominating Committee free of charge on our website at www.pervasive.com or by writing to us at Pervasive Software Inc., 12365 Riata Trace Parkway, Building B, Austin, Texas 78727 Attn: Investor Relations. We encourage, but do not require, our Board members to attend the annual stockholders meeting. Last year, one of our directors attended the annual stockholders meeting. We have adopted the following standards for director independence in compliance with the NASDAQ corporate governance listing standards:

•

No director qualifies as “independent” if such person has a relationship, which, in the opinion of the Board, would interfere with exercise of independent judgment in carrying out the responsibilities of a director;

•

A director who is an officer or employee of us or our subsidiaries, or one whose immediate family member is an executive officer of us or our subsidiaries is not “independent” until three years after the end of such employment relationship;

•

A director who accepts, or whose immediate family member accepts, more than $60,000 per year in the past three years in compensation from us or any of our subsidiaries, other than certain permitted payments such as compensation for board or board committee service, payments arising solely from investments in our securities, compensation paid to a family member who is a non-executive employee of us or a subsidiary of ours, or benefits under a tax-qualified retirement plan, is not “independent” until three years after he or she ceases to accept more than $60,000 per year in such compensation;

•

A director who is, or who has a family member who is, a partner in, or a controlling stockholder or an executive officer of, any organization in which we made, or from which we received, payments for property or services that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, is not “independent” until three years after falling below such threshold;

•

A director who is employed, or one whose immediate family member is employed, as an executive officer of another company where any of our or any of our subsidiaries’ present executives serve on that company’s compensation committee is not “independent” until three years after the end of such service or employment relationship; and

•

A director who is, or who has a family member who is, a current partner of our outside auditors, Grant Thornton LLP, or was a partner or employee of Grant Thornton LLP who worked on our audit, is not “independent” until three years after the end of such affiliation or employment relationship.

•	The independent directors are Mr. Carter, Mr. Boucher, Mr. Bradford, Mr. Hawn, and Ms. Woodward.

Director Compensation

Non-employee directors receive $1,500 per meeting attended and $500 per Committee meeting attended, plus a retainer of $10,000 annually for serving on the Board of Directors. The Chairman of the Board of Directors also receives an additional monthly retainer of $3,000 for serving as the Chairman. All directors are reimbursed for reasonable expenses incurred by them in attending Board and Committee meetings.

Directors who are also employees of the Company are eligible to participate in the Company’s Bonus Plan. In addition, all directors are eligible to receive equity-based awards under the 2006 Equity Incentive Plan.

The Board of Directors periodically reviews compensation levels for directors. In light of recent legislative and regulatory developments impacting the time and risk associated with being a member of any board of directors and the number of independent directors required to satisfy requirements to be effective in the future, the Board may in the coming year consider increases in director compensation and the recruitment of additional independent directors.

Stockholder Communications with Directors

The Company provides for a process for stockholders to communicate with the Board of Directors. Stockholders may send written communication to the attention of the Board, a specific Board member or committee, in care of Pervasive Software Inc., Attention Randall G. Jonkers, Secretary, 12365 Riata Trace Parkway, Building B, Austin, Texas 78727.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED HEREIN.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 31, 2008, certain information with respect to shares beneficially owned by (i) each person who is known by the Company to be the beneficial owner of more than five percent of the Company’s outstanding shares of Common Stock, (ii) each of the Company’s directors and the executive officers named in the Summary Compensation Table and (iii) all current directors and executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within sixty (60) days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

	Shares Beneficially Owned as of August 31, 2008 (1)(2)
Beneficial Owner	Number of Shares	Percentage of Class
FMR Corp. (3)	2,026,329	10.7%
One Federal Street, Boston, MA 02110-2003
Royce & Associates (4)	1,801,400	9.5%
1414 Avenue of the Americas, 9th Floor, New York, NY 10019
Dimensional Fund Advisors, Inc. (5)	1,769,027	9.3%
1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401-1005
Dalton, Greiner, Hartman, Maher and Co. (6)	1,404,619	7.4%
565 Fifth Avenue, Suite 2101, New York, NY 10017-2413
John E. Farr (7)	713,750	3.7%
Randall G. Jonkers (8)	95,000	*
Stephen M. Padgett (9)	60,000	*
Michael E. Hoskins (10)	1,979,118	10.3%
David A. Boucher (11)	107,928	*
David R. Bradford (12)	67,500	*
Shelby H. Carter, Jr. (13)	117,500	*
Jeffrey S. Hawn (14)	92,500	*
Nancy R. Woodward (15)	546,125	2.9%
All current directors and executive officers as a group (9 persons) (16)	3,779,421	19.1%

*	Less than 1% of the outstanding shares of Common Stock

Footnotes:

(1)	Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock. To the Company’s knowledge, the entities named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Unless otherwise specified, each beneficial owners address shall be 12365 Riata Trace Parkway, Building B, Austin, Texas 78727.
(2)	The number of shares of Common Stock deemed outstanding includes shares issuable pursuant to stock options that may be exercised within sixty (60) days after August 31, 2008.
(3)	Beneficial ownership calculations for FMR Corp. are based solely on a publicly-filed Holdings Report on Form 13F filed by FMR Corp. as of June 30, 2008 with the Securities and Exchange Commission.

(4)	Beneficial ownership calculations for Royce & Associates LLP are based solely on a publicly-filed Holdings Report on Form 13F filed by Royce & Associates LLP as of June 30, 2008 with the Securities and Exchange Commission.
(5)	Beneficial ownership calculations for Dimensional Fund Advisors, Inc. are based solely on a publicly-filed Holdings Report on Form 13F filed by Dimensional Fund Advisors, Inc. as of June 30, 2008 with the Securities and Exchange Commission.
(6)	Beneficial ownership calculations for Dalton, Greiner, Hartman, Maher and Co. are based solely on a publicly-filed Holdings Report on Form 13F filed by Dalton, Greiner, Hartman, Maher and Co. as of June 30, 2008 with the Securities and Exchange Commission.
(7)	Includes options exercisable into 239,000 shares of Common Stock and 300,000 shares of Restricted Stock.
(8)	Includes options exercisable into 22,500 shares of Common Stock and 70,000 shares of Restricted Stock.
(9)	Includes 60,000 shares of Restricted Stock.
(10)	Includes options exercisable into 176,250 shares of Common Stock and 1,719,518 shares held by Rotenburg, L.P., a portion of which are held in escrow and potentially subject to forfeiture, and 14,900 shares held by Armidale L.P.
(11)	Includes options exercisable into 87,500 shares of Common Stock and 20,000 shares of Restricted Stock.
(12)	Includes options exercisable into 47,500 shares of Common Stock and 20,000 shares of Restricted Stock.
(13)	Includes options exercisable into 97,500 shares of Common Stock and 17,500 shares of Restricted Stock.
(14)	Includes options exercisable into 72,500 shares of Common Stock and 20,000 shares of Restricted Stock.
(15)	Includes options exercisable into 92,500 shares of Common Stock and 20,000 shares of Restricted Stock.
(16)	Includes options exercisable into 835,250 shares of Common Stock and 527,500 shares of Restricted Stock.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (the “CD&A”) that appears below and approves the inclusion of the CD&A in this Definitive Form 14A and incorporation by reference in the Company’s annual report on Form 10-K for the year ended June 30, 2008.

Compensation Committee

David A. Boucher

Shelby H. Carter, Jr.

Jeffrey S. Hawn

Nancy R. Woodward

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Company’s Board was formed in March 1997, and the current members of the Compensation Committee are David A. Boucher, Shelby H. Carter, Jr., Jeffrey S. Hawn and Nancy R. Woodward. Ms. Woodward has served as Chairman of the Board and as Secretary of the Company and is currently Vice Chairman of the Board and Mr. Carter currently serves as Chairman of the Board. Mr. Hawn, Mr. Carter and Mr. Boucher were not at any time during fiscal 2008, or at any other time, officers or employees of the Company. No member of the Compensation Committee of the Company serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board or Compensation Committee.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Overview

The Company has designed a compensation program based on a philosophy that is focused on achieving our corporate strategic and tactical goals, retaining and rewarding executive officers and other key employees and enhancing shareholder value while supporting the Company’s core values and culture. We have established a competitive compensation program that promotes both the achievement of our financial results and rewards individual contributions. The compensation policy emphasizes both the achievement of near-term financial and operational goals and long-term value creation through initiatives for growing our business and expanding our product line.

The Company sets financial and operational goals on an annual basis and continuously evaluates the performance against the established criteria, with a direct impact on compensation through the corporate bonus program and share-based awards.

Role of Our Compensation Committee

Our Compensation Committee is appointed by our Board of Directors, and consists entirely of directors who are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code and “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act and who meet the independence requirements of the NASDAQ Global Market. Our Compensation Committee is comprised of Mr. Boucher, Mr. Carter, Mr. Hawn, and Ms. Woodward, and is chaired by Mr. Boucher.

The Compensation Committee has adopted a written charter pursuant to which the Compensation Committee has the exclusive authority to establish the level of base salary payable to our executives including specifically our Chief Executive Officer, and to administer our 2006 Equity Incentive Plan. In addition, the Compensation Committee has the responsibility for approving the corporate bonus programs to be in effect for our CEO and other executives for each fiscal year.

The Compensation Committee also reviews and makes recommendations to our Board to ensure that all of the other aspects of our compensation and benefit programs are consistent with our compensation philosophy and corporate governance guidelines. Management’s role in compensation decisions has involved the CEO presenting and making recommendations to the Compensation Committee related to the compensation for all executive officers reporting to the CEO. The CEO’s recommendations are based on his assessment of financial and non-financial objectives, the executive’s individual performance over a given year, and competitive market data for the executive’s position. In establishing an executive’s actual compensation, the Compensation Committee may take into account the CEO’s performance assessment of the executive. However, the Compensation Committee is not bound by and does not always accept the CEO’s recommendations. Our executives’ base salary, target annual bonus levels and target annual long-term incentive award values are set at competitive levels, with the opportunity to earn above-market pay for above-market performance. The Compensation Committee may delegate authority but has not done so in practice. During the 2008 fiscal year, the Company did not utilize any outside compensation consultants.

Our Compensation Committee has taken the following steps to ensure that our executive compensation and benefit program is consistent with both our compensation philosophy and our corporate governance guidelines:

•	maintained a practice of reviewing the performance and determining the total compensation earned, paid or awarded to our Chief Executive Officer independent of input from him;

•	reviewed on an annual basis the performance of our other named executive officers and other key employees with assistance from our Chief Executive Officer, and determined what we believe to be appropriate total compensation based on competitive levels (see discussion under “Compensation Discussion and Analysis — Competitive Market Overview”); and

•	maintained the practice of holding executive sessions (without management present) at Compensation Committee meetings.

Components of Compensation

General Compensation Policy

The Committee’s fundamental policy is to offer the Company’s executive officers competitive compensation opportunities based upon overall Company performance, their individual contribution to the financial success of the Company and their personal performance. It is the Committee’s objective to have a substantial portion of each officer’s compensation contingent upon the Company’s performance, as well as upon his or her own level of performance. Accordingly, each executive officer’s compensation package consists of: (i) base salary, (ii) cash bonus awards, and (iii) long-term equity-based incentive awards.

Performance Evaluation

Performance assessment is necessary to effectively administer the components of our compensation programs. We have implemented a performance review process with the objective of assessing and providing feedback on the following categories of individual performance:

•	delivery of results against our corporate goals;

•	achievement of individual objectives established during the prior assessment;

•	assessment of professional effectiveness, consisting of a portfolio of competencies that include leadership, commitment, creativity and team accomplishment; and

•	knowledge, skills and attitude, focusing on capabilities, capacity and willingness to learn.

We balance individual and company-wide goals and achievements. Each executive participates in establishing the objectives of our company as a whole.

We evaluate each executive officer each year based on the achievement of Company goals and objectives, departmental or functional area goals and individual performance objectives. Incentive compensation, based on the achievement of goals and objectives, may be awarded in the form of equity-based awards or cash bonuses. The Committee meets with management to discuss various equity-award alternatives and considers the effect of such awards on the overall compensation structure of the Company. Our equity-based awards are used to align the interests of our senior executives with those of our stockholders and to promote a longer-term performance perspective and progress toward achieving our long-term strategy.

Our executive officers’ total compensation may vary significantly from year to year based on Company, functional area and individual performance. Further, the value of equity awards made to our senior executives will vary in value based on our stock price performance.

Competitive Market Overview

Our market for experienced management is highly competitive. We aim to attract and retain the most highly qualified executives to manage each of our business functions. In doing so, we aim to draw upon a pool of talent that is highly sought after by both large and established technology and software companies. We draw upon a market that is national, and in some cases international.

We believe we have competitive advantages in our ability to offer significant upside potential through stock options and other equity instruments. Nonetheless, we must recognize market cash compensation levels and satisfy the day to day financial requirements of our candidates through competitive base salaries and cash bonuses. We also compete on the basis of our vision of future success; our culture and company values; the cohesiveness and productivity of our teams; and the excellence of our products and the strong reputation of our clients. In all of these areas, we compete with other established and emerging software companies.

Determining Market Levels and Specific Comparisons

We compare our practices and levels by each compensation component, by total annual direct compensation (including target annual incentive opportunity) and by total direct compensation including equity compensation components. The competitive comparisons made in this process are used to determine our approximate position relative to the market by compensation component and in total.

In previous fiscal years, the Committee has, with assistance from management, considered various compensation benchmarks of management teams of other companies. The Committee reviewed publicly available information and considered it as one factor when establishing prior years’ compensation policies, and in particular, the compensation of the Named Executive Officers (“NEOs”). For various reasons, the Committee determined that the overall compensation of NEOs should be substantially similar to previous years, including those in which the Committee had used outside benchmarks, and the Committee did not conduct a peer group review for fiscal 2008.

Base Salary

The base salary for each executive officer is set on the basis of general market levels and personal performance. Specifically, compensation is determined relative to job scope and responsibilities, past and current contributions, compensation for similar positions at peer and/or other high-technology companies, and individual factors (such as unique skills, demand in the labor market, and longer-term development and succession plans). Each individual’s base pay is positioned relative to the total compensation package, including cash incentives and long-term incentives.

Annual Cash Bonuses

The Company has established a cash bonus program for all non-commission employees including our non-commissioned executive officers. The quarterly pool of bonuses is funded on the basis of the Company’s achievement of the financial performance targets established by the Committee at the start of the fiscal year and distributed based on an assessment of the individual performance of each employee by the Company’s management (or the Committee in the case of the CEO). Specifically, targets were established at the beginning of the year based on Company performance in the area of operating income. The bonus pool availability is based on meeting or exceeding plan goals.

If the quarterly bonus pool is funded, the funded amount is allocated to various teams including executive officers, based on the relative base salaries of each team. One-third of the funded bonus pool is allocated to all participating employees at a constant percentage of base salary. All employees participate in this one-third portion at the same rate, including our executive officers. The remaining two-thirds of the funded bonus pool is distributed by the managers of each team on a discretionary basis, based on relative performance. The Company funded the bonus pool in each of the four quarters during the fiscal year 2008 based on achievement toward financial plan goals. Total funding was approximately 117% of the bonus pool for the fiscal year 2008. The Committee has discretion to award partial or full bonuses and to adjust plan goals if appropriate. The bonus pool was paid in the 2008 fiscal year pursuant to the corporate bonus plan, of which $73,729 was paid to the Company’s executive officers in fiscal 2008.

Long-Term Incentive Compensation

The Committee, in its discretion, may make stock option grants and restricted stock awards under the 2006 Equity Incentive Plan. Generally, a significant grant or award is made in the year that an officer commences employment. Thereafter, option grants and/or restricted stock awards may be made at varying times and in varying amounts at the discretion of the Committee. Generally, the size of each grant or award is set at a level that the Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual’s position with the Company, the individual’s potential for future responsibility and promotion, the individual’s performance in the recent period and the number of unvested options and awards held by the individual at the time of the new grant. The relative weight given to each of these factors will vary from individual to individual at the Committee’s discretion.

Practices Regarding the Grant of Stock Options and Other Equity-Based Awards

We generally consider grants to our executives on an annual basis. Accordingly, the Compensation Committee makes all such grants of stock options or other equity-based awards to our executives on regularly scheduled dates. The Compensation Committee retains the discretion to make additional awards to executives at other times in connection with the initial hiring of a new executive, for retention purposes or otherwise. We do not have any program, plan or practice to time our ad-hoc grants of stock options or other equity awards in coordination with the release of material non-public information or otherwise.

All option grants made to our executives are made pursuant to our 2006 Equity Incentive Plan or predecessor plans with an exercise price equal to the fair market value of our common stock on the date of grant. Fair market value is defined under the 2006 Equity Incentive Plan to be the closing market price of a share of our common stock on the date of grant. We do not have any program, plan or practice of awarding stock options and setting the exercise price based on the stock’s price on a date other than the grant date. We do not have a practice of determining the exercise price of stock option grants by using average prices or lowest prices of our common stock in a period preceding, surrounding or following the grant date.

We use a number of methodologies to make external comparisons when we set the number of share-based awards to be granted to each executive. On an individual basis, we compare:

•	the fair value of the grant using a Black-Scholes valuation for equity awards;

•	the number of share-based awards granted by position; and

•	the number of share-based awards granted by position as a percentage of total share-based awards granted and of total common shares outstanding.

On a total Company basis, we evaluate our overall equity program on the basis of:

•	competitive market data;

•	total value transfer;

•	total stock options granted on average per employee; and

•	equity overhang.

We believe these comparisons provide important additional context for setting and comparing the competitive level of our equity-based compensation practices versus the market.

Benefits

We provide the following benefits to our senior executives on the same basis as the benefits provided to all employees:

•	health, dental and vision insurance;

•	life insurance;

•	short-and long-term disability;

•	flexible spending accounts; and

•	401(k) plan.

Total Compensation

We intend to continue our strategy of compensating our named executive officers at competitive levels. We believe that the total compensation in 2008 was reasonable in the aggregate. Further, in light of our compensation philosophy, we believe that the total compensation package for our executives should continue to consist of base salary, annual cash incentive awards (bonus), long-term equity-based incentive compensation, and certain other benefits.

Evolution of our Compensation Strategy

Our compensation strategy is necessarily tied to our growth and development as a company. Accordingly, the specific direction, emphasis and components of our executive compensation program continue to evolve in parallel with the evolution of our business strategy. Our Compensation Discussion and Analysis will, in the future, reflect these evolutionary changes.

2008 SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Farr, John	2008	$275,000	$22,804	—	—	—	—	$2,270	$300,074
CEO	2007	$275,000	$4,719	—	—	—	—	$2,256	$281,975

Jonkers, Randall	2008	$195,654	$18,170	—	—	—	—	$2,993	$216,817
CFO	2007	$180,981	$4,594	$88,000	—	—	—	$2,862	$276,437

Hoskins, Michael	2008	$220,000	$18,244	—	—	—	—	$1,076	$239,320
CTO	2007	$220,000	$5,616	—	—	—	—	$1,076	$226,692

Padgett, Stephen	2008	$175,327	$14,512	—	—	—	—	$2,092	$191,931
VP, Information Technology	2007	$160,981	$4,084	$44,000	—	—	—	$1,850	$210,915

2008 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)		Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) Per Share (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)
Farr, John	—		—	—	—	—	300,000	(1)	$1,287,000	(2)
CEO
Farr, John	10,000	(3)	—	—	$7.50	10/7/2008	—		—
Farr, John	10,000	(4)	—	—	$16.81	5/24/2009	—		—
Farr, John	24,000	(5)	—	—	$3.09	08/3/2010	—		—
Farr, John	30,000	(6)	—	—	$3.70	6/27/2012	—		—
Farr, John	40,000	(7)	—	—	$5.65	6//19/2013	—		—
Farr, John	50,000	(8)	—	—	$7.11	12/17/2013	—		—
Farr, John	75,000	(9)	25,000	—	$4.00	12/2/2014	—		—
Jonkers, Randall	—		—	—	—	—	50,000	(10)	$214,500	(11)
CFO
Jonkers, Randall	—		—	—	—	—	20,000	(12)	$85,800	(13)
Jonkers, Randall	15,000	(14)	15,000	—	$4.20	10/31/2015	—		—
Hoskins, Michael	120,000	(15)	—	—	$5.83	06/24/2014	—		—
CTO
Hoskins, Michael	56,250	(16)	18,750	—	$4.00	12/2/2014	—		—
Padgett, Stephen	—		—	—	—	—	50,000	(17)	$214,500	(18)
VP, Information Technology
Padgett, Stephen	—		—	—	—	—	10,000	(19)	$42,900	(20)

Footnotes:

(1)	Mr. Farr’s restricted stock award shares are subject to continuous service, three-year vesting schedule with 100% of the shares vesting on January 24, 2009.
(2)	Based on a fair market value of $4.29 on June 30, 2008.
(3)	Mr. Farr’s October 7, 1998 stock option grant was subject to the Company’s standard four-year vesting schedule and became fully exercisable in October 2002.
(4)	Mr. Farr’s May 24, 1999 stock option grant was subject to the Company’s standard four-year schedule and became fully exercisable in May 2003.
(5)	Mr. Farr’s August 3, 2000 stock option grant was subject to the Company’s standard four-year vesting schedule and became fully exercisable in August 2004.
(6)	Mr. Farr’s June 27, 2002 stock option grant was subject to the Company’s standard four-year vesting schedule and became fully exercisable in June 2006.
(7)	Mr. Farr’s June 19, 2003 stock option grant was subject to the Company’s standard four-year vesting schedule and became fully exercisable in June 2007.
(8)	Mr. Farr’s December 17, 2003 stock option grant was subject to the Company’s standard four-year vesting schedule and became fully exercisable in December 2007.
(9)	Mr. Farr’s December 2, 2004 stock option grant was subject to the Company’s standard four-year vesting schedule and will be fully exercisable in December 2008.
(10)	Mr. Jonkers’ restricted stock award shares are subject to continuous service, three-year vesting schedule with 100% of the shares vesting on January 24, 2009.
(11)	Based on a fair market value of $4.29 on June 30, 2008.
(12)	Mr. Jonkers’ restricted stock award shares are subject to continuous service, three-year vesting schedule with 100% of the shares vesting on May 31, 2010.
(13)	Based on a fair market value of $4.29 on June 30, 2008.
(14)	Mr. Jonkers’ October 3, 2005 stock option grant was subject to the Company’s standard four-year vesting schedule and will be fully exercisable in October 2009.
(15)	Mr. Hoskins’ June 24, 2004 stock option grant was subject to the Company’s standard four-year vesting schedule and became fully exercisable in June 2008.
(16)	Mr. Hoskins’ December 2, 2004 stock option grant was subject to the Company’s standard four-year vesting schedule and will be fully exercisable in December 2008.

(17)	Mr. Padgett’s restricted stock award shares are subject to continuous service, three-year vesting schedule with 100% of the shares vesting on June 22, 2009.
(18)	Based on a fair market value of $4.29 on June 30, 2008.
(19)	Mr. Padgett’s restricted stock award shares are subject to continuous service, three-year vesting schedule with 100% of the shares vesting on May 31, 2010.
(20)	Based on a fair market value of $4.29 on June 30, 2008.

2008 OPTION EXERCISES AND STOCK VESTED

	Option Awards			Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)		Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting($) (e)
Farr, John	12,500	(1)	$11,375	—	—
CEO

Footnotes:

(1)	Mr. Farr’s August 3, 2000 option award vested on August 3, 2004. The value realized upon exercise is based on the Company’s fair market value of $4.00 on December 27, 2007. The shares were exercised and held by Mr. Farr.

Post-Employment and Change of Control Payments

We have no agreements with any of our executive officers that provide for additional or accelerated compensation on the termination of the executive’s employment or a change of control of the Company, except as set forth below.

Included in the Company’s Equity Incentive Plan are features that apply to all grants and awards that allow for accelerated vesting of share-awards upon certain conditions to include change of ownership or termination without cause.

Assuming a change in control occurred June 30, 2008, followed by an involuntary termination as defined in the 2006 Equity Incentive Plan, the NEOs as a group would have received accelerated compensation related to the event in the amount of approximately $1.9M. The estimated amount of benefit was calculated by multiplying the number of unvested share-based awards held by the applicable named executive officer by the difference between the closing price of our common stock on June 30, 2008, which was $4.29, and the exercise price of the share-based awards. On an individual basis John Farr, CEO, would receive $1.3 million, Randy Jonkers, CFO, would receive $0.3 million and Steve Padgett, VP – Information Technology, would receive $0.3 million.

2008 DIRECTOR COMPENSATION

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Shelby H. Carter, Jr.	$56,500	$45,500	—	—	—	—	$102,000
(Chairman of the Board)

David A. Boucher	$24,500	$45,500	—	—	—	—	$70,000

David R. Bradford	$21,500	$45,500	—	—	—	—	$67,000

Jeff Hawn	$25,000	$45,500	—	—	—	—	$70,500

Nancy Woodward	$20,000	$45,500	—	—	—	—	$65,500

Narrative Disclosure for the Directors’ Compensation Table

Directors who are employees of the Company, namely Mr. Farr and Mr. Hoskins, do not receive any additional compensation for their services as directors. During fiscal 2008, non-employee directors of the Company received the following compensation:

•	An annual retainer of $10,000

•	A fee of $1,500 for each Board meeting attended

•	A fee of $500 for each committee meeting attended

•	A monthly retainer of $3,000 for service as the Chairman of the Board

Non-employee directors are eligible to participate in the 2006 Equity Incentive Plan. During the fiscal year, non-employee directors received 10,000 shares of Restricted Stock that will vest 25% annually over the next four years. The shares were valued at the Company’s fair market value of $4.55 on the grant date, November 29, 2007.

AUDIT COMMITTEE REPORT1

The Securities and Exchange Commission rules now require the Company to include in its Proxy Statement a report from the Audit Committee of the Board of Directors. The following report concerns the Audit Committee’s activities regarding oversight of the Company’s financial reporting and auditing process.

The Audit Committee is comprised solely of independent directors, as defined in the Marketplace Rules of The NASDAQ Stock Market, and it operates under a written charter approved by the Board of Directors. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in compliance with the applicable requirements for corporate audit committees. The Audit Committee reviews and reassesses the adequacy of its charter annually.

As described more fully in its charter, the purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to assure compliance with applicable accounting standards, laws and regulations. Grant Thornton LLP, the Company’s independent auditor for fiscal year 2008, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board.

The members of the Audit Committee are not functioning as professional accountants or auditors or experts in the fields of accounting or auditing, and their responsibilities are not intended to duplicate or to certify the activities of management or Grant Thornton LLP. The Audit Committee serves a Board of Directors-level oversight role in which it provides advice, counsel and direction to management and the independent auditors on the basis of the information it receives, discussions with the auditors and the experience of the Committee members in business, financial and accounting matters.

Among other matters, the Audit Committee, acting on authority granted to it by the Board of Directors, selects the independent auditors to audit the annual financial statements and review the quarterly financial statements of the Company. The Audit Committee then monitors the activities and performance of the independent auditors, including the overall audit scope, external audit fees, auditor independence matters and the extent to which the independent auditor may be retained to provide non-audit services. The Audit Committee and the Board of Directors have ultimate authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent auditor. The Audit Committee also reviews the results of the independent audit with regard to the adequacy and appropriateness of the Company’s internal financial and accounting controls, including computerized information system controls and security. The Audit Committee meets with management and the independent auditors, both together and separately, as it deems necessary, to discuss significant business risks and exposures and controls in place to effectively manage such risks. The Audit Committee also reviews the qualitative judgments concerning the appropriateness and acceptability of accounting principles adopted, estimates made and financial disclosures.

The Audit Committee has reviewed and discussed the consolidated financial statements with management and Grant Thornton LLP. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. Grant Thornton

[1]

The information above regarding the Audit Committee is not “soliciting” material and is not deemed “filed” with the SEC, and is not incorporated by reference into any filings of the Company under the Securities Act of 1933, as amended or the Exchange Act, as amended whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

LLP has represented to the Audit Committee that its presentations included the matters required to be discussed by the independent auditor as set forth in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees”.

Grant Thornton LLP also provided the Audit Committee with the written disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”, and the Audit Committee discussed with Grant Thornton LLP that firm’s independence with respect to the Company.

Following the Audit Committee’s discussions with management and Grant Thornton LLP, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended June 30, 2008.

Audit Committee

David A. Boucher

David R. Bradford

Jeffrey S. Hawn

Independence of Audit Committee Members

The Board of Directors believes that each of the members of the Audit Committee is an independent director as that term is defined by the NASDAQ listing standards and Rule 10A-3 of the Securities and Exchange Act of 1934. In addition, the Board of Directors believes that Mr. Hawn is an “audit committee financial expert,” as defined by the Securities and Exchange Commission guidelines.

Audit Services

Subject to ratification by the Stockholders, the Board of Directors has appointed Grant Thornton LLP as the independent auditors to audit the consolidated financial statements of the Company for fiscal year 2009.

Total Fees

The following table presents fees for professional audit services rendered for the audit of the Company’s annual financial statements by Grant Thornton LLP for the years ended June 30, 2008 and 2007 and fees billed for other services rendered by Grant Thornton LLP and Ernst & Young LLP during those periods. All 2008 fees described below were pre-approved by the Audit Committee.

	Fiscal 2008	Fiscal 2007
Audit Fees (1)	$290,410	$279,402
Audit Related Fees (2)	—	$7,500
Tax Fees (3)	—	—
All Other Fees (4)	—	$11,100

Footnotes:

(1)	Audit Fees consist of fees billed for professional services rendered for the integrated audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Grant Thornton for Fiscal 2008 and 2007 in connection with statutory and regulatory filings or engagements.
(2)	Audit Related Fees consist of fees billed for professional services rendered in connection with Ernst & Young’s consent of the Company’s annual 10K filings.

(3)	Tax Fees consist of fees billed for professional services rendered for the preparation of federal and state income tax returns. No tax fees were paid to Grant Thornton or Ernst & Young in Fiscal 2007 or 2008.
(4)	All Other Fees consist of fees for products and services other than the services reported above.

In making its recommendation to ratify the appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending June 30, 2009, the Audit Committee has considered whether services other than audit and audit-related services provided by Grant Thornton LLP are compatible with maintaining the independence of Grant Thornton LLP.

Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions. The Audit Committee of the Board of Directors has adopted a policy requiring pre-approval by the Audit Committee of all audit and non-audit services to be provided to the Company by the independent auditor and other accounting firms (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible). Pursuant to the policy, management presents to the Audit Committee any audit and non-audit services proposed to be provided to the Company. After an opportunity to ask the management any related questions, the Audit Committee then approves or rejects such services. The Audit Committee also has the sole authority to approve the hiring and firing of the independent auditors, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent auditors. In accordance with this policy, the Audit Committee has given its approval for the provision of audit services by Grant Thornton LLP for fiscal 2009.

STOCK PERFORMANCE GRAPH

The graph set forth below compares the cumulative total stockholder return on the Company’s Common Stock between June 30, 2003 and June 30, 2008 with the cumulative total return of (i) the NASDAQ Stock Market (U.S.) Index and (ii) the S & P Information Technology Index, over the same period. This graph assumes the investment of $100.00 on June 30, 2003 in the Company’s Common Stock and the NASDAQ Stock Market (U.S.) Index and the S & P Information Technology Index, and assumes the reinvestment of dividends, if any.

The comparisons shown in the graph below are based upon historical data. The Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company’s Common Stock. Information used in the graph was obtained from Research Data Group, Inc., a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report and Stock Performance Graph shall not be deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

Equity Compensation Plan Information

We grant options to our employees, executive officers and directors under our 2006 Equity Incentive Plan. As of June 30, 2008, options to purchase a total of 2,405,041 shares were outstanding under the 2006 Equity Incentive Plan and 1,562,998 shares remained available for grant under the plan. We may also issue shares of restricted stock pursuant to our 2006 Equity Incentive Plan. As of June 30, 2008, 710,500 shares of restricted stock were issued to certain executives and key employees and were outstanding. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the equity compensation plans as of June 30, 2008 (number of shares in thousands):

Plan Category	Number of Shares to be Issued upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Shares Remaining Available for Future Issuance
Equity compensation plans approved by stockholders (1)	2,405,041	$4.72	1,562,998
Equity compensation plans not approved by stockholders	—	—	—
Total	2,405,041	$4.72	1,562,998

(1)	Consists of the Company’s 2006 Equity Incentive Plan.

EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

The Compensation Committee of the Board of Directors, as plan administrator of the 2006 Equity Incentive Plan, has the authority to provide for accelerated vesting of the shares of Common Stock subject to outstanding options or restricted stock agreements held by NEOs and any other executive officer, employee or director in connection with certain changes in control of the Company or the subsequent termination of the officer’s or employee’s employment following the change in control event. None of the NEOs have employment agreements with the Company, and their employment may be terminated at any time.

Under the 2006 Equity Incentive Plan, a “change in control” means:

•	The acquisition by any person of 50% or more of the total voting power of the Company’s then outstanding voting securities;

•	The consummation of the sale or disposition of all or substantially all of the Company’s assets;

•

A change in the composition of the Board of Directors during any two-year period, such that a majority consists of persons who are not either directors who were in office as of the effective date of the plan or whose nominations were approved by a majority of the directors who were in office at the time of such nomination; or

•

The consummation of a merger or consolidation involving the Company where the outstanding securities of the Company immediately prior to the merger or consolidation no longer represent at least 50% of the voting power of the surviving entity immediately after such merger or consolidation.

Under the applicable award agreements, an “involuntary termination” means the termination of the individual’s employment by reason of the individual’s:

•

Involuntary dismissal or termination by the Company for reasons other than “misconduct.” For this purpose, “misconduct” means the commission of any act of fraud, embezzlement or dishonesty by the individual, any unauthorized use or disclosure by the individual of confidential information or trade secrets of the Company (or any parent or subsidiary), or any other intentional misconduct by the individual adversely affecting the business or affairs of the Company (or any parent or subsidiary) in a material manner;

•

Voluntary resignation following (A) a change in the individual’s position with the Company, a parent or subsidiary which materially reduces the individual’s level of responsibility as determined by the Committee, (B) a reduction in the individual’s level of compensation (which shall include base salary and participation in bonus programs) by more than fifteen percent (15%) or (C) a relocation of the individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected without the individual’s consent.

Restricted Stock Grants

In fiscal 2006, the Committee approved a form of Restricted Stock Agreement (amended in July 2007) for use under the Company’s 2006 Equity Incentive Plan.

The Restricted Stock Agreements provide for a three-year cliff vesting schedule which vest in full on the three-year anniversary of the grant date, or over a four year period vesting on an annual basis. The recipient must pay a purchase price per share equal to the par value of the Company’s common stock ($0.001), payable by past services rendered to the Company. Shares of restricted stock will be held in escrow until vesting.

The terms of the form of Notice of Restricted Stock Award provide that (i) upon a change in control, an additional number of shares of restricted stock held by the participant will be vested as if the participant had provided an additional twelve months of service to the Company, and (ii) all the shares of restricted stock held by the participant will vest immediately in the event of such participant’s involuntary termination at any point following a change of control.

Stock Option Grants

Stock Option Agreements provide for a four-year vesting schedule, 25% on each anniversary of the vesting date. The recipient must pay a purchase price per share equal to the exercise price as determined on the date of the grant.

The terms of the form of Notice of Stock Option Award provide that (i) upon a change in control, an additional number of stock options held by the participant will be vested as if the participant had provided an additional twelve months of service to the Company, and (ii) all the stock options held by the participant will vest immediately in the event of such participant’s involuntary termination within twelve months following a change of control.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT AUDITORS

The Company is asking the stockholders to ratify the appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending June 30, 2009. The affirmative vote of the holders of a majority of shares present or represented by proxy and voting at the Annual Meeting will be required to ratify the appointment of Grant Thornton LLP.

In the event the stockholders fail to ratify the appointment, the Audit Committee and the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Audit Committee or the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee or the Board of Directors feels that such a change would be in the Company’s and its stockholders’ best interests.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP TO SERVE AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2009.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Certificate of Incorporation limits the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the Delaware General Corporation Law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

The Company’s Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. The Company has also entered into indemnification agreements with its officers and directors containing provisions that may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

It is the policy of the Company not to enter into any related person transaction unless the Board reviews and approves such transaction. In reviewing and approving any related person transaction, the Board will satisfy itself that is has been fully informed as to the related person’s relationship and interest including all material facts of the proposed transaction, and determine that the transaction is fair to the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company’s outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of the Company’s Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for their 2008 fiscal year transactions in the Common Stock and their Common Stock holdings and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 2008 fiscal year, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than ten-percent stockholders, except [i] Messrs. Boucher, Bradford and Hawn and Ms. Woodward each filed one Form 4 reporting one transaction late, [ii] Mr. Carter filed two Form 4 reports (each reporting one transaction) late and [iii] Ms. Woodward was required to file a Form 5 report, which she did on a timely basis.

CODE OF ETHICS

In March 2004, the Company adopted a Code of Business Conduct and Ethics for all employees and directors, which specifically applies to the Company’s Chief Executive Officer, Chief Financial Officer and persons performing similar functions. A copy of the code of ethics is available on our website at www.pervasive.com.

We intend to post on our website any amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics within five business days following the date of such amendment or waiver.

FORM 10-K

THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY’S FORM 10-K REPORT FOR FISCAL YEAR 2008, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULE AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO PERVASIVE SOFTWARE INC., 12365 RIATA TRACE PARKWAY, BUILDING B, AUSTIN, TEXAS 78727, ATTN: ALISON RAFFALOVICH, INVESTOR RELATIONS.

STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

Stockholder proposals that are intended to be presented at the 2009 Annual Meeting that are eligible for inclusion in the Company’s proxy statement and related proxy materials for that meeting under the applicable rules of the Securities and Exchange Commission must be received by the Company not later than September 3, 2009, in order to be included. Such stockholder proposals should be addressed to Pervasive Software Inc., 12365 Riata Trace Parkway, Building B, Austin, Texas 78727, Attn: Randall G. Jonkers, Corporate Secretary.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Pervasive Software Inc. stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Pervasive Software Inc., 12365 Riata Trace Parkway, Building B, Austin, Texas 78727, Attn: Randall G. Jonkers, Corporate Secretary, or contact our Corporate Secretary, Randall G. Jonkers, at (512) 231-6000. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS,

Randall G. Jonkers

Secretary

Austin, Texas

October 8, 2008

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

Attachment A

CHARTER OF THE

COMPENSATION COMMITTEE OF

THE BOARD OF DIRECTORS OF

PERVASIVE SOFTWARE INC.

(as approved by the Board of Directors on November 29, 2007)

PURPOSE:

The purpose of the Compensation Committee of the Board of Directors of Pervasive Software Inc. (the “Company”) shall be to discharge the responsibilities of the Board of Directors relating to compensation of the Company’s employees, including its executives. The Committee has overall responsibility for approving and evaluating the compensation plans, policies and programs of the Company as provided herein.

The Compensation Committee is also responsible for administering the Company’s various equity-based plans and the issuance of stock options and other stock-related awards not granted pursuant to a plan, and for producing an annual report for inclusion in the Company’s proxy statement.

COMMITTEE MEMBERSHIP AND ORGANIZATION:

The Compensation Committee and its chairperson will be appointed by, and will serve at the discretion of, the Board of Directors. The Compensation Committee shall consist of at least two members of the Board of Directors. The members of the Compensation Committee shall meet the (i) independence requirements of the listing standards of NASDAQ as defined under applicable NASDAQ rules, (ii) the non-employee director definition of Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, and (iii) the outside director definition of Section 162(m) of the Internal Revenue Code of 1986, as amended.

COMMITTEE RESPONSIBILITIES AND AUTHORITY:

•

The Compensation Committee shall determine the salary, bonus, equity compensation, severance arrangements, change-of-control protections and any other compensatory arrangements (including, without limitation, perquisites and any other form of compensation) of the Chief Executive Officer (“CEO”), based on evaluating his or her performance and other relevant criteria as determined by the Compensation Committee. The Compensation Committee shall meet in executive session, outside of the presence of the CEO, when making such determinations.

•

In consultation with the CEO, the Compensation Committee shall annually review and approve the salary, bonus, equity compensation, severance arrangements, change-of-control protections and any other compensatory arrangements (including, without limitation, perquisites and any other form of compensation) of the other individuals who are or would be deemed to be “officers” of the Company under Rule 16a-1(f) of the Securities and Exchange Commission (the “Executive Officers”).

•

The Compensation Committee may make recommendations to the Board of Directors with respect to compensation for service as a member of the Board of Directors or a Board of Directors committee; provided that any equity award to non-employee directors must be made and approved by the Compensation Committee.

•

The Compensation Committee may either make and approve incentive compensation plans or may make recommendations to the Board of Directors with respect to incentive compensation plans; provided, however that any equity award to non-employee directors must be made and approved by the Compensation Committee.

•

The Compensation Committee shall periodically engage in an annual self-assessment with the goal of continuing improvement, and reviewing and reassessing the adequacy of its charter, and recommending any changes to the Board of Directors.

•

The Compensation Committee shall have the sole authority to retain and terminate any compensation consultant and shall have sole authority to approve the consultant’s fees and other retention terms. The Compensation Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting, or other advisors. The Compensation Committee shall be afforded sufficient resources by the Company in order to retain and compensate such compensation consultants and external legal, accounting and other advisors.

•

The Compensation Committee shall prepare the Compensation Discussion and Analysis and issue the Compensation Committee Report in accordance with the rules of the Securities and Exchange Commission (the “SEC”).

•

The Compensation Committee shall act as Administrator (as defined therein) of the Company’s employee equity plans, including any employee equity purchase plans, or any other similar plans (the “Plans”). In its administration of the Plans, the Compensation Committee may (i) grant stock options and other equity-based awards to individuals eligible for such grants (including all employees, the CEO and Executive Officers and the non-employee members of the Board of Directors), and (ii) amend any stock options outstanding under such Plans. The Compensation Committee shall also make recommendations to the Board of Directors with respect to amendments to Company equity compensation plans and changes in the number of shares subject to such plans.

•	The Compensation Committee shall have the authority to oversee the administration of other material employee benefit plans of the Company, including the Company’s 401(k) plan.

•

As requested by management, the Compensation Committee shall review, consult and make recommendations and/or determinations regarding non-Executive Officer employee compensation and benefit plans and programs generally, including employee bonus and retirement plans and programs.

•	The Compensation Committee shall review and make recommendations with respect to stockholder proposals related to compensation plans.

•	Notwithstanding any provision of this charter, any equity award to non-employee directors must be made and approved by the Compensation Committee.

MEETINGS:

It is anticipated that the Compensation Committee will meet at least twice each year. The Compensation Committee may establish its own schedule, which it will provide to the Board of Directors in advance. At lease once a year, the Compensation Committee will consider stock plans, performance goals and incentive awards, and the overall coverage and composition of the Company’s compensation plans.

MINUTES:

The Compensation Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS:

In addition to preparing the Compensation Discussion and Analysis and the Compensation Committee Report in the Company’s proxy statement in accordance with the rules and regulations of the SEC, the

Compensation Committee will summarize its examinations and recommendations to the Board of Directors as may be appropriate, consistent with this charter.

COMPENSATION:

Members of the Compensation Committee shall receive such compensation, if any, for their service as Compensation Committee members as may be determined by the Board of Directors in its sole discretion. Such compensation may include retainers or per meeting fees. Compensation may be paid in such form of consideration as is determined by the Board of Directors.

DELEGATION OF AUTHORITY:

The Compensation Committee may form and delegate authority to one or more subcommittees where appropriate (except with respect to the granting of equity awards to non-employee directors).

PROXY	PERVASIVE SOFTWARE INC.	PROXY

12365 Riata Trace Parkway, Building B, Austin, Texas 78727

This Proxy is Solicited on Behalf of the Board of Directors of Pervasive Software Inc. for the Annual Meeting of Stockholders to be held November 11, 2008

The undersigned holder of Common Stock, par value $.001, of Pervasive Software Inc. (the “Company”) hereby appoints John E. Farr and Randall G. Jonkers, or any of them, proxy for the undersigned, with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, November 11, 2008 at 9:00 a.m. local time, at the corporate offices of Pervasive Software Inc., 12365 Riata Trace Parkway, Building B, Austin, Texas 78727, and at any adjournments or postponements of the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS, FOR PROPOSAL NO. 2, AND IN THE DISCRETION OF EACH PROXY AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE

DIRECTORS AND “FOR” PROPOSAL NO. 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY

USING THE ENCLOSED RETURN ENVELOPE.

If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

(Reverse)

PERVASIVE SOFTWARE INC.

☒	Please mark votes as in this example

1.	To elect the following directors to serve for a term ending upon the 2011 Annual Meeting of Stockholders or until their successors are elected and qualified:

	NOMINEES:	FOR	WITHHOLD

	Shelby H. Carter, Jr.	☐	☐

	Nancy R. Woodward	☐	☐

2.	To ratify the appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending June 30, 2009.

☐	FOR	☐	AGAINST	☐	ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Signature:

Signature (if held jointly):

Date: , 2008

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.